Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors and Stockholders
Chad Therapeutics, Inc.
We consent to the incorporation by reference in the registration statement (No. 33-93734) on Form S-8 of Chad Therapeutics, Inc. of our report dated May 25, 2007, with respect to the financial statements for the year ended March 31, 2007, which report appears in the March 31, 2007 annual report on Form 10-K of Chad Therapeutics, Inc.

Rose, Snyder & Jacobs
A Corporation of Certified Public Accountants
Encino, CA
June 28, 2007

15821 Ventura Boulevard, Suite 490, Encino, California 91436
Phone: (818) 461-0600 • Fax: (818) 461-0610